EXHIBIT 99.1

HMS Holdings Announces Agreement to Acquire Eliza Corporation: Transaction further expands member health and care management analytics footprint

IRVING, Texas, March 13, 2017 (GLOBE NEWSWIRE) -- HMS Holdings Corp. (the “Company” or “HMS”) (NASDAQ:HMSY), a leading provider of coordination of benefits, payment integrity and care management solutions for payers, and Eliza Corporation (“Eliza”), a privately-held health engagement management and member analytics firm providing comprehensive and personalized member-centric outreach and engagement solutions to improve quality of care and clinical outcomes, today announced that they have entered into a definitive purchase agreement pursuant to which a wholly-owned subsidiary of HMS will acquire Eliza for a cash purchase price of $170 million. The transaction is expected to be accretive to the Company’s 2017 earnings, and is expected to close by early second quarter of 2017, subject to the satisfaction of regulatory approvals and other customary closing conditions.

Incorporated in 2000 and owned by Parthenon Capital Partners, company founders, and certain minority shareholders, Eliza is the leading healthcare engagement management solution delivering a truly personalized conversation with the modern healthcare consumer at an enterprise scale. Eliza reaches and engages members through a proprietary, scalable technology solution that leverages a multi-channel communications platform incorporating consumer and proprietary data sources, analytics, and behavior-driven program design to help clients achieve desired outcomes.

Eliza’s solutions are cloud-based and utilize advanced proprietary predictive analytics, behavioral science, and data driven design methodologies to personalize outreach. Eliza has consistently been a market leader and innovator, as evidenced by more than 50 domestic and international patents and patent applications which HMS will acquire. Eliza’s health engagement management and member analytics platform successfully integrates proprietary data assets, a deep understanding of the healthcare consumer, and multichannel outreaches and technology to deliver mission-critical results for customers - primarily health plans, PBMs, home health and disease management companies. Eliza serves over 70 customers, boasting a strong presence with the leading US health plans serving eight of the top 10 health plans in the United States.

Eliza leverages analytics and behavioral science to implement real-time solutions, delivering a compelling ROI to customers and saving healthcare dollars. The Eliza solution suite assists customers with the identification of gaps in care and appropriate condition management; quality scores; revenue and cost management; wellness and preventive care; medication adherence; and member satisfaction and retention. It includes the following components:

  Quality of Care - personalized member centric plans to improve quality, cost and clinical outcomes through coordinated engagement activities tailored throughout the year to organizational and member needs
  Consumer Experience - advanced analytics plus a multichannel engagement platform to streamline core communication activities and enable achievement of best-in-class member experience
  Revenue Management and Membership Growth - member focused initiatives to improve sustainability and drive retention - leading to greater revenue opportunities

“Eliza has perfected both the art and science of member outreach and engagement, which is a particularly complementary offering for the EssetteSuite care and population management technology platform – allowing our customers to take effective action in closing gaps in care – and a great opportunity to leverage our ability to identify high utilizers in the HMS database,” said Bill Lucia, HMS Chairman and CEO. “We were particularly attracted to the flexible, scalable and cloud-based infrastructure that Eliza has built and their proprietary and patented technology. This acquisition will represent an additional building block in our strategic expansion into the fields of care and population analytics and risk management, and will present both potential short and longer term growth avenues for HMS. We will also be able to utilize certain Eliza operational assets and analytics to strengthen the delivery of our core products,” added Lucia.

“Payers are seeking reliable insights and actionable information to manage risk and improve the quality of care delivered. The addition of Eliza will position HMS to impact both revenue and costs for our health plan customers, while continuing to supply needed tools to more effectively manage the care of their members across all markets. Our ability going forward to be a one-stop source for cost containment initiatives – including coordination of benefits, payment integrity, care management, member health and risk analytics, and now member engagement – is unique in the marketplace and will further strengthen our capacity to help bend the healthcare cost curve,” concluded Lucia.

“Over the past fifteen years, Eliza has built best-in-class solutions designed to deliver a consistent consumer experience, utilizing data-driven design to personalize content, motivate consumers, drive ideal behaviors and reduce the cost of care. As a result, eight of the top ten health plans in the U.S. utilize our unified approach to get their members to take action,” said John Shagoury, Eliza President and CEO. “As a stand-alone company, Eliza had a track record of driving measurable and meaningful engagement  results through our  health engagement management platform providing comprehensive, end-to-end solutions for our customers. The combination with HMS will substantially enhance the value proposition for existing and potential buyers of our collective product suite – offering a more attractive and comprehensive cost containment, care management and member engagement platform than any other market participant,” added Shagoury.

The transaction is not subject to a financing condition. HMS intends to fund the entire purchase price with available liquidity.

Citi acted as exclusive financial advisor for HMS, and Stinson Leonard Street LLP acted as legal advisor. William Blair and FT Partners acted as financial advisors for Eliza, and Kirkland & Ellis LLP acted as legal advisor.

About HMS

HMS Holdings Corp., through its subsidiaries, provides coordination of benefits, payment integrity and care management solutions for payers. HMS serves state Medicaid programs; commercial health plans, including Medicaid managed care, Medicare Advantage and group and individual health lines of business; federal government health agencies, including the Centers for Medicare & Medicaid Services and the Veterans Health Administration; government and private employers; child support agencies; and other healthcare payers and sponsors. As a result of HMS’s services, customers recover billions of dollars annually and save billions more through the prevention of improper payments.

About Eliza Corporation

Eliza is a healthcare engagement management solution capable of delivering a truly personalized conversation with the modern healthcare consumer at an enterprise scale. It is why eight of the top ten health plans in the United States are Eliza’s clients—their unified approach gets members to act, and their Health Engagement Management solutions deliver effective results. Eliza integrates a scalable, multi-channel technology platform, along with proprietary data sources, industry-leading analytics, and experience-driven program design services to deliver outcomes that matter. Eliza builds upon each interaction to help clients drive outcomes such as improved HEDIS and Star ratings, increased medication adherence, reduced membership 'churn' and greater member satisfaction. For more information, visit www.elizacorp.com.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements reflect our current expectations, projections and assumptions about our financial results, business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward‐looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.

Factors that could cause or contribute to such differences, include, but are not limited to: a delay in or failure to complete the planned acquisition of Eliza; our ability to execute our business plans or growth strategy; our failure to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses and realize synergies; variations in our results of operations; our failure to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks; our failure to protect our intellectual property rights, proprietary technology, information processes, and know-how; significant competition for our solutions and services; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction, our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with information and data sources and suppliers; reliance on subcontractors and other third party providers and parties to perform services; our ability to continue to secure contracts and favorable contract terms through the competitive bidding process and to prevail in protests or challenges to contract awards; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility or to borrow or use credit; unexpected changes in our effective tax rates; unanticipated increases in the number or amount of claims for which we are self-insured; changes in the U.S. healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect procurement practices and healthcare spending; our failure to comply with applicable laws and regulations governing individual privacy and information security or to protect such information from theft and misuse; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing or certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; and anti-takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Dennis Oakes
SVP, Investor Relations
dennis.oakes@hms.com
212-857-5786

Media Contact:

Francesca Marraro
VP, Marketing and Communications
fmarraro@hms.com
212-857-5442